EXHIBIT INDEX

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for Succession Select.

(n)      Consent of Independent Auditors for Succession Select dated April 26,
         2004.

(r)(1) Power of Attorney to sign amendments to this Registration Statement dated April 15, 2004.